Contact:	Stephen H. Gordon	Chairman & CEO	Telephone:	(949) 585-7500
	Christopher G. Hagerty	EVP & CFO	Facsimile:	(949) 585-0174

COMMERCIAL CAPITAL BANCORP, INC. ANNOUNCES RECORD THIRD
QUARTER EARNINGS OF $0.32 PER SHARE ON NET INCOME OF $18.0 MILLION

EPS grows 88% from Third Quarter of 2003, and 14% from Second Quarter of 2004
Tangible Book Value per Share Grows 62% from September 30, 2003, and 9% from June 30, 2004

– Company Increases Cash Dividend 25% to $0.05 per Share –
– Record $545 Million of Core Loan Originations and
Record $583 Million of Total Loan Originations –
– Return on Average Tangible Equity of 30.55% –
– Efficiency Ratio Equals 30.59% –

IRVINE, CA – October 25, 2004 – Commercial Capital Bancorp, Inc. (the “Company”), (NASDAQ: “CCBI”), the holding company for Commercial Capital Bank (the “Bank”), announced today record net income of $18.0 million, or $0.32 per diluted share, for the third quarter of 2004, increases of 236% and 88%, respectively, from $5.4 million or $0.17 per diluted share, for the third quarter of 2003. Also today, the Company announced that it has increased its cash dividend 25% to $0.05 per share to be paid on November 29, 2004 to shareholders of record on November 15 2004. The Company’s net income for the nine-month period ended September 30, 2004 was a record $36.0 million, or $0.84 per diluted share, increases of 152% and 83%, respectively, from $14.3 million or $0.46 per diluted share, for the nine-month period ended September 30, 2003. Excluding merger-related costs of $494,000, which were incurred during the third quarter of 2004, the Company’s net income would have been $18.3 million, or $0.32 per diluted share, for the third quarter of 2004.1 The Company’s return on average equity (“ROAE”) and return on average assets (“ROAA”) for the third quarter of 2004 were 12.02% and 1.50%, respectively, compared to 23.84% and 1.58% for the third quarter of 2003, respectively. Return on tangible equity increased to 30.55% for the third quarter of 2004, compared to 27.89% for the third quarter of 2003. Average equity and average tangible equity ratios for the third quarter of 2004 were 12.45% and 4.90%, respectively. The Company’s ROAE and ROAA for the nine-month period ended September 30, 2004 were 15.05% and 1.53%, respectively, compared to 21.88% and 1.58% for the nine-month period ended September 30, 2003, respectively. Return on tangible equity increased to 30.95% for the nine-month period ended September 30, 2004, compared to 25.74% for the nine-month period ended September 30, 2003. The Company’s financial results for the three and nine-month periods ended September 30, 2004 include the effects of the acquisition of Hawthorne Financial Corporation (“Hawthorne”), which closed on June 4, 2004. The financial data for periods prior to June 4, 2004 do not include the impact of the Hawthorne acquisition.

Stephen H. Gordon, Chairman and Chief Executive Officer, stated, “The first full quarter since the close of the acquisition of Hawthorne Financial Corporation was marked by continued strength in the markets in which the Company operates, continued strength in overall balance sheet performance and mix, record loan originations, and continued transition of the composition of the Bank’s deposit base towards a greater percentage of core deposits. In the face of significant capital markets volatility during the quarter, including two Fed rate increases, and an overall flattening of the yield curve, we’re pleased to have again announced significant growth in net interest income, total revenues, net income, tangible book value and earnings per share.” Gordon continued, “With the Company growing earnings per share at an 88% annual growth rate and tangible book value per share growing at a 62% annual growth rate since September 30, 2003, we’re also pleased to increase the Company’s quarterly cash dividend by 25% to $0.05 per share to be paid to shareholders on November 29, 2004.”

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($ in 000’s, except per share data)	Q3 2004	Q2 2004	Q3 2003	Year to Date 9/30/2004	Year to Date 9/30/2003

Net income	$18,004	$10,923	$5,357	$36,029	$14,271
Basic EPS[2]	0.34	0.30	0.18	0.90	0.49
Diluted EPS[2]	0.32	0.28	0.17	0.84	0.46
Net interest income	37,877	22,875	10,808	74,554	28,871
Net interest margin	3.49%	3.51%	3.33%	3.42%	3.34%
Total revenues	$60,602	$36,591	$18,546	$120,640	$54,484
ROAA	1.50%	1.57%	1.58%	1.53%	1.58%
ROAE	12.02	17.66	23.84	15.05	21.88
ROAE - tangible	30.55	32.58	27.89	30.95	25.74
Efficiency ratio	30.59	25.34	27.55	28.06	28.91
Core loan originations[3]	$544,953	$418,916	$243,415	$1,193,972	$684,298

Some of the Company’s third quarter 2004 highlights and achievements include:

•

The Company’s consolidated assets increased 5% to $4.97 billion at September 30, 2004, from $4.74 billion at June 30, 2004, and 243% from $1.45 billion at September 30, 2003. Average assets increased 72% to $4.81 billion for the third quarter of 2004, from $2.79 billion for the second quarter of 2004, and 255% from $1.36 billion for the third quarter of 2003.

•

The Company’s core loan originations were a record $545.0 million during the third quarter of 2004, an increase of 30% and 124% from $418.9 million and $243.4 million for the second quarter of 2004 and third quarter of 2003, respectively. The Company’s total loan originations were a record $583.2 million during the third quarter of 2004, an increase of 25% and 76% from $466.7 million and $331.4 million for the second quarter of 2004 and third quarter of 2003, respectively.

•

The Company’s loans held for investment increased 6% to $3.86 billion at September 30, 2004, from $3.65 billion at June 30, 2004, and 351% from $857.1 million at September 30, 2003. At September 30, 2004, the weighted average months to reset or maturity on the Company’s loans held for investment portfolio was 13 months, compared to 14 months at June 30, 2004. The Company continues to originate and portfolio significant volumes of adjustable rate loans secured by lower risk multi-family properties, which rates are tied to market sensitive indices.

•	The Company’s multi-family loans held for investment grew during the third quarter of 2004 at an annualized rate of 33% to $2.24 billion at September 30, 2004.
•

The Company’s allowance for loan losses was 0.94% of net loans held for investment at September 30, 2004, compared to 1.00% at June 30, 2004, and 0.46% at September 30, 2003. The Company determined that a provision for loan losses was not required for the third quarter of 2004 based on the asset quality review completed during such quarter. Nonperforming assets totaled $5.1 million, or 0.10% of total assets, at September 30, 2004, compared to $5.3 million, or 0.11% of total assets, at June 30, 2004. At September 30, 2004, the allowance for loan losses totaled 719% of nonperforming assets.

•

The Company’s securities portfolio decreased 3% to $486.2 million at September 30, 2004, from $499.8 million at June 30, 2004. Total securities represented 10% of the Company’s total assets at September 30, 2004, significantly below the industry peer average.

•

Transaction accounts totaled 52% of total deposits at September 30, 2004, of which business deposits accounted for 22% of total transaction deposits. The Company’s Financial Services Group accounted for $70.2 million of transaction account deposits at September 30, 2004, an increase of 52% from $46.2 million at June 30, 2004. It is the Company’s belief that should market interest rates rise, the rates paid by the Company on its transaction accounts will lag such moves, as evidenced by current market rates paid by the Company on its transaction accounts.

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•

The Company’s equity to assets and tangible equity to assets ratios were 12.26% and 4.94% at September 30, 2004, respectively, compared to 12.29% and 4.62% at June 30, 2004, respectively, and compared to 6.63% and 5.73% at September 30, 2003, respectively. The Company’s tangible equity to tangible assets ratio was 5.33% at September 30, 2004, compared to 5.00% and 5.78% at June 30, 2004 and September 30, 2003, respectively.

•

The Company’s book value per share increased to $11.20 at September 30, 2004, compared to $10.97 and $3.22 at June 30, 2004 and September 30, 2003, respectively. The Company’s tangible book value per share increased 9% to $4.51 at September 30, 2004 from $4.13 at June 30, 2004, and 62% from $2.78 at September 30, 2003.

•

The Company’s total revenues, defined as interest income plus noninterest income, increased 66% to $60.6 million for the third quarter of 2004, from $36.6 million for the second quarter of 2004, and 227% from $18.5 million for the third quarter of 2003

•

The Company’s net income increased 65% to $18.0 million for the third quarter of 2004, from $10.9 million for the second quarter of 2004, and 236% from $5.4 million for the third quarter of 2003. Excluding the merger-related costs of $494,000 the Company’s net income for the third quarter of 2004 would have been $18.3 million, or $0.32 per diluted share. [1]

•

In May 2004, the Company announced that its Board of Directors had authorized the repurchase of up to 2.5% of the Company’s proforma shares outstanding, giving effect to the Hawthorne acquisition, not to exceed $20 million in value. At September 30, 2004, the Company had repurchased a total of 657,400 shares at an average price of $18.39, of which 172,900 shares were purchased during the third quarter at an average price of $20.45. The Company’s share repurchase authorization remains in effect.

•

On October 4, 2004, the Bank opened its 21st branch, which is located in Beverly Hills, California. The Company has plans to open banking offices to be located in San Mateo, California in early 2005 and in Newport Coast, California in mid-2005.

•

The Company was the 28th largest thrift in the country, and sixth largest in California, according to June 30, 2004 data from SNL Financial. The Bank was the fastest growing savings institution in California for the 36-month period ended June 30, 2004, according to data available from the FDIC website www.fdic.gov. Additionally, the Company was the third largest originator of multi-family loans in California for the 12-month period ended June 30, 2004, according to information available from Dataquick Information Systems.

ACQUISITION UPDATE

The Company’s acquisition of Hawthorne and the merger of Hawthorne Savings into Commercial Capital Bank were completed after the close of business on June 4, 2004. As of September 30, 2004, the integration of Hawthorne is proceeding on schedule, with the realization of cost savings significantly ahead of schedule. At the time of the announcement of the Hawthorne acquisition in January 2004, the Company estimated cost savings of 25% of Hawthorne’s projected general and administrative expenses, with 25% of these cost savings phased in during the third quarter of 2004 and 50% of these cost savings anticipated to be phased in during the fourth quarter of 2004. The Company believes that the aggregate annual cost savings of 25% of Hawthorne’s projected general and administrative expenses will be achieved. There were no branch closures and core data processing system conversions are anticipated to be completed in October 2004. As a result of the acquisition of Hawthorne, the Company incurred $494,000 of non-recurring merger-related costs during the third quarter of 2004, due to the cancellation of its item processing contract and to accrue for retention bonuses for certain Hawthorne employees required during the transition, which is anticipated to be completed by year-end.

NET INTEREST INCOME

The Company’s net interest income increased 250% and 158% to $37.9 million and $74.6 million for the three and nine-month periods ended September 30, 2004, respectively, from $10.8 million and $28.9 million for the three and nine-month periods ended September 30, 2003, respectively. The Company’s net interest margin decreased two basis points to 3.49% for the third quarter of 2004, compared to 3.51% for the second quarter of 2004 and increased 16 basis points compared to 3.33% for the third quarter of 2003. The Company’s net interest spread decreased two basis points to 3.39% for the third quarter of 2004, compared to 3.41% for the second quarter of 2004 and increased 12 basis points compared to 3.27% for the third quarter of 2003. Excluding the net effect of the amortization or accretion of premiums or discounts resulting from the purchase accounting adjustments due to the Hawthorne acquisition, the Company’s net interest margin would have been 3.23% during the third quarter of 2004, a decrease of nine basis points compared to 3.32% for the second quarter of 2004 and the Company’s net interest spread would have been 3.11% during the third quarter of 2004, a decrease of 10 basis points compared to 3.21% for the second quarter of 2004. 1

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The Company’s yield on interest-earning assets increased nine basis points to 5.25% for the third quarter of 2004, compared to 5.16% for the second quarter of 2004. The Company’s yield on total loans decreased three basis points to 5.41% for the third quarter of 2004, compared to 5.44% for the second quarter of 2004. The increase in yield on interest-earning assets during the third quarter of 2004, despite the decrease in yield on total loans from the second quarter, is a result of the changing composition of the Company’s balance sheet, with loans held for investment totaling 87% and securities totaling 11% of average interest-earning assets for the third quarter of 2004, compared to 75% and 22%, respectively, for the second quarter of 2004. The Company’s cost of interest-bearing liabilities increased 11 basis points to 1.86% for the third quarter of 2004, compared to 1.75%, for the second quarter of 2004. The Company’s cost of deposits declined seven basis points to 1.57% for the third quarter of 2004, compared to 1.64% for the second quarter of 2004. The decline in the cost of deposits was driven primarily by an 11 basis points decline in the average rate paid on transaction accounts, and reflects the impact of the acquisition of Hawthorne and its strong community-based retail deposit franchise. The Company’s cost of funds, which includes the effect of noninterest-bearing deposits, increased 11 basis points to 1.82% for the third quarter of 2004, compared to 1.71% for the second quarter of 2004. During the third quarter of 2004, the Company continued to take proactive steps to manage its interest rate risk position in anticipation of higher market rates of interest. During the third quarter of 2004, the Company made the asset/liability management decision to replace higher costing, shorter duration time deposits and other non-core deposits, and further support the Company’s asset growth, with $275 million of longer duration, fixed rate borrowings from the Federal Home Loan Bank of San Francisco (“FHLB”).

NONINTEREST INCOME

Noninterest income increased 143% and 9% to $3.6 million and $8.4 million for the three and nine-month periods ended September 30, 2004, respectively, from $1.5 million and $7.7 million for the three and nine-month periods ended September 30, 2003, respectively. Recurring loan and retail banking fee income increased 737% and 383% to $2.8 million and $4.4 million for the three and nine-month periods ended September 30, 2004, respectively, from $335,000 and $913,000 for the three and nine-month periods ended September 30, 2003, respectively. The primary reason for the increase is loan related fees included loan prepayment fees of $2.0 million and $3.3 million for the three and nine-month periods ended September 30, 2004, respectively, compared to $286,000 and $753,000 for the three and nine-month periods ended September 30, 2003, respectively. The Company’s noninterest income included gains on sales of loans and securities of $72,000 and $2.4 million for the three and nine-month periods ended September 30, 2004, respectively, compared to $593,000 and $5.3 million for the three and nine-month periods ended September 30, 2003, respectively.

NONINTEREST EXPENSES

The Company’s efficiency ratio was 30.59% and 28.06% for the three and nine-month periods ended September 30, 2004, respectively, compared to 27.55% and 28.91% for the three and nine-month periods ended September 30, 2003, respectively. General and administrative expenses were 1.05% and 0.99% of total average assets for the three and nine-month periods ended September 30, 2004, respectively, compared to 1.00% and 1.17% for the three and nine-month periods ended September 30, 2003, respectively. The increase in the efficiency ratio during the third quarter of 2004 reflects the acquisition of Hawthorne as of June 4, 2004, as well as the impact of merger-related costs. Excluding merger-related costs of $494,000 and $914,000, the Company’s efficiency ratio would have been 29.40% and 26.96% for the three and nine month periods ended September 30, 2004, respectively, and the Company’s general and administrative expenses would have been 1.01% and 0.95% of average total assets, respectively. 1

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The Company’s general and administrative expenses totaled $12.7 million and $23.3 million for the three and nine-month periods ended September 30, 2004, respectively, compared to $3.4 million and $10.6 million for the three and nine-month periods ended September 30, 2003, respectively. The increases during the periods ended September 30, 2004 compared to the periods ended September 30, 2003 are primarily due to higher personnel and operational costs, including occupancy, marketing and insurance costs related to the additional operations from the acquisition of Hawthorne, as well as the growth and maturation of the Company. The Company recorded $203,000 and $261,000 of amortization of the core deposit intangible for the three and nine-month periods ended September 30, 2004, respectively, as a result of the acquisition of Hawthorne.

INCOME TAXES

The Company’s effective tax rate was 37.04% and 38.10% for the three and nine-month periods ended September 30, 2004, respectively, compared to 37.61% and 39.26% for the three and nine-month periods ended September 30, 2003, respectively. The reduction of the Company’s effective tax rate during the periods ended September 30, 2004 compared to the year ago periods reflects the realization of low income housing and other tax credits, and the origination of income property loans in enterprise zones that generate certain state tax benefits.

BALANCE SHEET AND CAPITAL

The Company had total consolidated assets of $4.97 billion at September 30, 2004, an increase of 5% and 243% from $4.74 billion and $1.45 billion at June 30, 2004 and September 30, 2003, respectively. Total loans, which include loans held for investment, net of allowances, and loans held for sale totaled $3.88 billion, an increase of 6% and 339% from $3.65 billion and $883.6 million at June 30, 2004 and September 30, 2003, respectively.

At September 30, 2004, multi-family loans held for investment totaled $2.24 billion, representing 57% of total loans, an increase of 8% from $2.07 billion at June 30, 2004. At September 30, 2003, multi-family loans held for investment represented 89% of total loans. The Company anticipates that multi-family loans will increase as a percentage of total loans, as the Company continues to focus on income property lending, as a market leader in its primarily multi-family lending niche.

At September 30, 2004, 52% of the Company’s loans held for investment are tied to an index that adjusts each month or mature within one month, up from 46% at June 30, 2004. In addition, 66% of the Company’s loans held for investment have interest rates scheduled to reset or mature within six months from September 30, 2004 and 68% reset or mature within one year from September 30, 2004, up from 63% and 67%, respectively, at June 30, 2004. The Company’s total loan portfolio had a weighted average duration to reset or maturity of approximately 13 months at September 30, 2004, a decrease from 14 months at June 30, 2004, thereby creating a greater degree of asset sensitivity at September 30, 2004.

The Company’s securities portfolio totaled $486.2 million at September 30, 2004, a decrease of 3% and an increase of 8% from $499.8 million and $449.0 million at June 30, 2004 and September 30, 2003, respectively. Mortgage-backed securities were 10% of total assets at September 30, 2004, well below industry peers, and below the Company’s historic levels, which were 11% and 31% at June 30, 2004 and September 30, 2003, respectively. The Company continues to reinvest cash flows received from the securities portfolio into the Company’s higher yielding, adjustable rate loans, positioning the Company to benefit from anticipated higher market interest rates.

The Company’s deposits totaled $2.30 billion at September 30, 2004, a decrease of 6% and an increase of 306% from $2.44 billion and $566.4 million at June 30, 2004 and September 30, 2003, respectively. Transaction account deposits totaled $1.19 billion at September 30, 2004, a decrease of 3% and an increase of 265% from $1.22 billion and $324.6 million at June 30, 2004 and September 30, 2003, respectively. Of the Company’s transaction account deposits at September 30, 2004, the majority was from Los Angeles, Orange, Riverside, San Diego, and Ventura counties, with business deposits accounting for $266.5 million of the total. The Company’s time deposits totaled $1.11 billion at September 30, 2004, compared to $1.23 billion and $241.9 million at June 30, 2004 and September 30, 2003, respectively. The decrease in the Company’s total deposits, primarily through a reduction in the balance of time deposits, reflects the asset/liability decision by the Company to replace higher costing, shorter duration time deposits and other non-core deposits with longer duration, fixed rate borrowings from the FHLB, opportunistically extending duration of those liabilities as the yield curve flattened during the quarter. This resulted in core transaction accounts equaling approximately 52% of total deposits at September 30, 2004, up from 50% of total deposits at June 30, 2004. The deposit franchise consisted of approximately 68,000 accounts at September 30, 2004, served by 20 banking offices with an average of $115 million in deposits per branch. The Company’s approximately 51,000 transaction accounts had an average balance of approximately $23,000. The Company’s approximately 17,000 time deposit accounts had an average balance of approximately $64,000.

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Borrowings totaled $2.02 billion at September 30, 2004, an increase of 20% and 168% from $1.69 billion and $755.6 million at June 30, 2004 and September 30, 2003, respectively. FHLB advances totaled $1.89 billion at September 30, 2004, an increase of 22% and 175% from $1.55 billion and $686.6 million at June 30, 2004 and September 30, 2003, respectively. FHLB borrowings with maturities of greater than one year and less than 6.25 years totaled $853 million, at September 30, 2004. At September 30, 2004, the Company’s junior subordinated debt issued to its unconsolidated trust subsidiaries totaled $135.2 million, compared to $135.4 million at June 30, 2004, and $42.5 million at September 30, 2003. The increase from September 30, 2003 reflects the additional issuances by the Company and the debt assumed through the acquisition of Hawthorne.

Stockholders’ equity totaled $608.7 million at September 30, 2004, an increase of 4% and 533% from $582.8 million and $96.1 million at June 30, 2004, and September 30, 2003, respectively. Tangible stockholders’ equity totaled $245.2 million, an increase of 12% and 195% from $219.1 million and $83.1 million at June 30, 2004 and September 30, 2003, respectively. The Company’s equity to assets and tangible equity to assets were 12.26% and 4.94% at September 30, 2004, respectively, compared to 12.29% and 4.62% at June 30, 2004, respectively, and compared to 6.63% and 5.73% at September 30, 2003, respectively. The Company’s tangible equity to tangible assets ratio was 5.33% at September 30, 2004, compared to 5.00% and 5.78% at June 30, 2004 and September 30, 2003, respectively. Book value per share totaled $11.20, an increase of 2% and 248% from $10.97 and $3.22 at June 30, 2004, and September 30, 2003, respectively. Tangible book value per share totaled $4.51, an increase of 9% and 62% from $4.13 and $2.78 at June 30, 2004, and September 30, 2003, respectively. The capital ratios of Commercial Capital Bank continued to exceed federal regulatory requirements for classification as a “well-capitalized” institution, the highest regulatory standard. The Bank’s core, tier one risk-based and total risk-based capital ratios are estimated to be 7.63%, 10.49% and 11.59% at September 30, 2004, respectively.

LOAN ORIGINATIONS

The Company’s core loan originations were a record $545.0 million during the third quarter of 2004, an increase of 30% and 124% from $418.9 million and $243.4 million, for the second quarter of 2004 and third quarter of 2003, respectively. The Company’s total loan originations, which include loans that were funded through the Company’s strategic alliance with Greystone Servicing Corporation, a Fannie Mae DUS lender, and the Company’s other broker and conduit channels, totaled a record $583.2 million during the third quarter of 2004, an increase of 25% and 76% from $466.7 million and $331.4 million for the second quarter of 2004 and third quarter of 2003, respectively. The Company’s total loan originations increased 63% to a record $1.31 billion during the nine-month period ended September 30, 2004, from $805.5 million for the nine-month period ended September 30, 2003.

The Company’s core loan originations for the third quarter of 2004 consisted of $325.6 million of multi-family residential real estate loans, $40.7 million of commercial real estate loans, $131.9 million of single-family residential real estate loans, $43.7 million of construction and land loans, and $3.1 million of business and other loans. During the third quarter of 2004, purchase transactions represented 57% of the Company’s core multi-family originations, 57% of core single-family residential originations and 34% of the core commercial real estate loan originations. The Company’s core multi-family originations during the third quarter of 2004 had an average loan size of $1.7 million, loan-to-value (“LTV”) of 68.7% and debt coverage ratio (“DCR”) of 1.28 to 1. The Company’s core commercial real estate originations during the third quarter of 2004 had an average loan size of $1.9 million, LTV of 65.7% and DCR of 1.33 to 1. The Company’s core single-family loan originations during the third quarter of 2004 had an average loan size of $916,000, and LTV of 64.4%. Of the Company’s $545.0 million of core loan originations during the third quarter of 2004, 99% were adjustable rate loans, of which 76% reprice within one year. The Company’s focus on adjustable rate lending continues to create a greater degree of asset sensitivity, as reflected in the previously stated portfolio weighted average duration to reset or maturity of 13 months at September 30, 2004, thereby continuing to position the Company well for rising market rates of interest.

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At October 22, 2004, the Company’s total pipeline amounted to $432 million, and core pipeline amounted to $380 million. The value of loans in the Company’s total loan pipeline equaled $353 million at September 30, 2004, compared to $470 million and $320 million at June 30, 2004 and September 30, 2003, respectively. The value of loans in the Company’s core loan pipeline equaled $322 million at September 30, 2004, compared to $439 million and $270 million at June 30, 2004 and September 30, 2003, respectively. The Company projects significant interest-earning asset growth during the fourth quarter of 2004 driven by strong volumes of adjustable rate, core loan originations.

PORTFOLIO ASSET QUALITY

The Company’s asset quality review, performed during the third quarter of 2004, was based on its asset classification process along with the prior classification process of Hawthorne, which the Company applied to the acquired loan portfolio. The Company used this current information, along with other qualitative and quantitative factors, updated industry and peer comparison data to calculate the allowance for loan losses. This review indicated that a provision for loan losses for the third quarter of 2004 was not required and that the allowance for loan losses is adequate to cover potential losses inherent in the loan portfolio. Future additions to the allowance for loan losses may be required as a result of the factors described below.

Management establishes the allowance for loan losses commencing with the credit quality and historical performance of the Company’s multi-family, commercial real estate, single-family residential, construction, and land loan portfolios, which accounts for virtually all of the loan portfolio. The Company’s overall asset quality remains sound, as supported by its internal risk rating process of a more seasoned multi-family, commercial real estate and single-family residential loan portfolio.

The allowance for loan losses is derived by analyzing the historical loss experience and asset quality within each loan portfolio segment, along with assessing qualitative environmental factors, and correlating it with the delinquency and classification status for each portfolio segment. Management utilizes a loan grading system with five classification categories, including assets classified as Pass, based upon credit risk characteristics and categorizes each loan asset by risk grade allowing for a more consistent review of similar loan assets. Management has also evaluated the loss exposure of classified loans, which are reviewed individually based on the evaluation of the cash flow, collateral, other sources of repayment, guarantors and any other relevant factors to determine the inherent loss potential in the credit.

Management considers the following qualitative environmental factors in determining the allocated loss factors when analyzing the allowance for loan losses: the levels of and trends in past due, non-accrual and impaired loans; levels of and trends in charge-offs and recoveries; the trend in volume and terms of loans; the effects of changes in credit concentrations; the effects of changes in risk selection and underwriting standards, and other changes in lending policies, procedures and practices; the experience, ability and depth of management and other relevant staff; national and local economic trends and conditions; and industry conditions.

The overall adequacy of the allowance for loan losses is reviewed by the Bank’s Internal Asset Review Committee on a quarterly basis and submitted to the Board of Directors for approval. The Internal Asset Review Committee’s responsibilities consist of risk management, as well as problem loan management, which include ensuring proper risk grading of all loans and analysis of specific allocations for all classified loans.

At September 30, 2004, Commercial Capital Bancorp, Inc. had total assets of $5.0 billion, and total deposits of $2.3 billion. Commercial Capital Bank operates 21 banking offices located in Westlake Village (Ventura County), Tarzana, Malibu, Beverly Hills, Baldwin Hills, Westchester, Hawthorne, Manhattan Beach, Gardena, Hermosa Beach, Torrance, Redondo Beach (Los Angeles County), Orange, Irvine (3), Rancho Santa Margarita (Orange County), Riverside (Riverside County), La Jolla, Del Mar and San Diego (San Diego County), and 11 lending offices, located in Sacramento, Corte Madera, Burlingame, Oakland, Encino, Glendale, West Los Angeles, El Segundo, Irvine, Riverside, and San Diego, California, with plans to open banking offices in San Mateo, California in early 2005, and Newport Coast, California in mid-2005. The Company was the 3rd largest multi-family lender in California during the 12 months ended June 30, 2004 (source: Dataquick Information Systems) and the Bank was the fastest growing savings institution in California, based on percentage growth in total assets over the 36 months ended June 30, 2004 (source: www.fdic.gov).

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CONFERENCE CALL AND WEBCAST INFORMATION

Analysts and investors may listen to a discussion of the third quarter of 2004 performance and participate in the question/answer session either by dialing the phone number listed below, or through viewing a live video webcast of the discussion accessed through a link on the home page of the Company’s website at www.commercialcapital.com. The multimedia webcast enables participants to listen to the discussion and simultaneously view the video broadcast, tables, charts, an outline of the performance highlights, and submit questions for live response from the hosts. Windows Media player is required for viewing the video webcast. Interested parties can download the slide presentation from the Company’s website prior to the start of the call.

Conference Call	Webcast
Date: Monday, October 25, 2004	Date: Monday, October 25, 2004
Time: 7:00 a.m. PDT (10:00 a.m. EDT)	Time: 7:00 a.m. PDT (10:00 a.m. EDT)
Phone Number (800) 591-6923	Webcast URL: www.commercialcapital.com
International Dial-in Number (617) 614-4907	Windows Media player is required
Access Code: 24172327

Replay information: for those who are unable to participate in the call or webcast, an archive of the webcast will be available on the Company’s site at www.commercialcapital.com beginning approximately 2 hours following the end of the call. The archive will be available until November 28, 2004.

It is recommended that participants dial into the call, or log in to the webcast, approximately 5 to 10 minutes prior to the event.

This press release and the aforementioned webcast may include forward-looking statements (related to each company’s plans, beliefs and goals), which involve certain risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; the health of the economy, either nationally or regionally; the deterioration of credit quality, which would cause an increase in the provision for possible loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in California real estate; volatility of rate sensitive deposits; asset/liability matching risks and liquidity risks; and changes in the securities markets. The Company undertakes no obligation to revise or publicly release any revision to these forward-looking statements.

______________

[1]	For detail regarding non-GAAP financial measures, see financial tables.
[2]	Per share data has been adjusted to reflect the 3-for-2 stock split completed on September 29, 2003, and the 4-for-3 stock split completed on February 20, 2004.
[3]

The Company defines core loan originations to exclude those loan originations funded through its strategic alliance with Greystone Servicing Corporation, a Fannie Mae DUS lender, and the Company’s other broker and conduit channels.

8/16

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands, except per share data)

	Sept. 30, 2004	Sept. 30, 2003

ASSETS
Cash and Bank Accounts	$20,445	$8,347
Fed Funds	—	20,500
Securities
MBS - Available For Sale	486,120	448,859
Other Investments - Available For Sale	100	101

Total Securities	486,220	448,960
FHLB Stock	86,147	35,395
Loans Held for Investment
Single Family	957,825	2,754
Multi-family	2,235,427	764,996
Commercial Real Estate	435,075	83,687
Construction Loans	213,656	—
Land	55,786	—

Total Real Estate Loans	3,897,769	851,437
Business and Other Loans	13,399	10,397

Total Loans	3,911,168	861,834
Net Deferred Fees, Premiums and Discounts	(11,740)	(808)
Allowance for Loan Losses	(36,846)	(3,938)

Total Loans Held for Investment, Net	3,862,582	857,088
Loans Held for Sale	17,620	26,514
Fixed Assets - Net	9,989	1,400
Foreclosed Assets	—	—
Accrued Interest Receivable	16,819	5,514
Goodwill	357,367	13,035
Core Deposit Intangible	6,105	—
Bank-Owned Life Insurance	46,270	17,774
Other Assets	57,212	15,061

TOTAL ASSETS	$4,966,776	$1,449,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand Deposits - Noninterest-Bearing	$92,950	$8,827
Demand Deposits - Interest-Bearing	80,267	858
Money Market Checking	419,760	312,501
Money Market Savings	298,165	—
Savings	293,905	2,365

Total Transaction Deposits	1,185,047	324,551
Retail Time Deposits	1,040,634	183,742
Broker Time Deposits	72,961	58,117

Total Time Deposits	1,113,595	241,859

Total Deposits	2,298,642	566,410
Borrowings
FHLB Advances	1,888,798	686,562
Securities Sold Under Agreements to Repurchase	—	—
Junior Subordinated Debentures (1)	135,225	—
Trust Preferred Securities (1)	—	42,500
Warehouse Line of Credit	—	26,512

Total Borrowings	2,024,023	755,574
Other Liabilities	35,403	31,502

TOTAL LIABILITIES	4,358,068	1,353,486

STOCKHOLDERS’ EQUITY	608,708	96,102

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,966,776	$1,449,588

Operating Data Performance Ratios and Other Data:	Sept. 30, 2004	Sept. 30, 2003

Equity to assets at end of period	12.26%	6.63%
Tangible equity to assets at end of period	4.94	5.73
Tangible equity to tangible assets at end of period	5.33	5.78
Nonperforming assets	$5,126	$175
Nonperforming assets to total assets	0.10%	0.01%
Allowance for loan losses to loans held for investment at end of period	0.94	0.46
Allowance for loan losses to nonaccrual loans	719	2,250
Per Share Data
Common shares outstanding at end of period (2)	54,361,762	29,859,865
Book value per share (2)	$11.20	$3.22
Tangible book value per share (2)	4.51	2.78

(1)

The Company adopted FIN46R on January 1, 2004, which deconsolidated the trust subsidiaries and changes the classification of the related debt from trust preferred securities to junior subordinated debentures.

(2)	Per share data has been adjusted to reflect the 3-for-2 stock split on September 29, 2003, and the 4-for-3 stock split on February 20, 2004.

9/16

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands, except per share data)

	THREE MONTHS ENDED
	Sept. 30, 2004	Sept. 30, 2003

Interest Income
Loans	$50,777	$11,425
Securities	5,301	5,273
FHLB Stock	891	345
Federal Funds Sold and Other	18	17

Total Interest Income	56,987	17,060
Interest Expense
Deposits	9,060	2,676
FHLB Advances	8,437	2,941
Repurchase Agreements / Fed Funds Purchased	2	76
Junior Subordinated Debentures	1,611	—
Trust Preferred Securities	—	438
Warehouse Line of Credit	—	121

Total Interest Expense	19,110	6,252

Net Interest Income	37,877	10,808
Provision for Loan Losses	—	—

Net Interest Income after Provision for Loan Losses	37,877	10,808
Noninterest Income
Gain on Sale of Loans	72	198
Mortgage Banking Fees	137	244
Loan Related Fees	2,217	312
Retail Banking Fees	588	23
Other Income	601	314
Gain on Sale of Securities	—	395

Total Noninterest Income	3,615	1,486

Noninterest Expenses
Compensation and Benefits	6,148	2,019
Severance	—	—
Non-Cash Stock Compensation	29	—
Occupancy and Equipment	2,131	344
General Operating	3,892	1,024
Merger-Related	494	—

Total G&A Expenses	12,694	3,387
Early Extinguishment of Debt	—	320
Amortization of Core Deposit Intangible	203	—

Total Noninterest Expenses	12,897	3,707

Income Before Taxes	28,595	8,587
Income Tax Expense	10,591	3,230

Net Income	$18,004	$5,357

	THREE MONTHS ENDED
	Sept. 30, 2004	Sept. 30, 2003

Operating Data
Performance Ratios and Other Data:
Earnings per share - Basic (1)	$0.34	$0.18
Earnings per share - Diluted (1)	0.32	0.17
Weighted average shares outstanding—Basic (1)	53,625,568	29,609,168
Weighted average shares outstanding—Diluted (1)	56,824,595	31,569,969
Return on average assets	1.50%	1.58%
Return on average stockholders' equity	12.02	23.84
Return on average tangible stockholders' equity	30.55	27.89
Interest rate spread	3.39	3.27
Net interest margin	3.49	3.33
Efficiency ratio	30.59	27.55
G&A to average assets	1.05	1.00
Effective tax rate	37.04	37.61
Total loan originations	$583,184	$331,384
Core loan originations (2)	544,953	243,415
Broker/conduit originations	38,231	87,969
Core loan originations retained	542,434	221,799
Percent of core loan originations retained	100%	91%
Net Charge-offs <Recoveries>	$ <15 >	$64

(1)	Per share data has been adjusted to reflect the 3-for-2 stock split on September 29, 2003, and the 4-for-3 stock split on February 20, 2004.
(2)

The Company defines core loan originations to exclude those loan originations funded through its strategic alliance with Greystone Servicing Corporation, a Fannie Mae DUS lender, and the Company’s other broker and conduit channels.

10/16

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands, except per share data)

	NINE MONTHS ENDED
	Sept. 30, 2004	Sept. 30, 2003

Interest Income
Loans	$92,464	$30,285
Securities	17,773	15,570
FHLB Stock	1,951	858
Federal Funds Sold and Other	55	36

Total Interest Income	112,243	46,749
Interest Expense
Deposits	16,963	7,219
FHLB Advances	17,106	7,613
Repurchase Agreements / Fed Funds Purchased	297	929
Junior Subordinated Debentures	3,235	—
Trust Preferred Securities	—	1,342
Warehouse Line of Credit	88	775

Total Interest Expense	37,689	17,878

Net Interest Income	74,554	28,871
Provision for Loan Losses	—	1,286

Net Interest Income after Provision for Loan Losses	74,554	27,585
Noninterest Income
Gain on Sale of Loans	214	1,744
Mortgage Banking Fees	444	604
Loan Related Fees	3,603	861
Retail Banking Fees	801	52
Other Income	1,183	915
Gain on Sale of Securities	2,152	3,559

Total Noninterest Income	8,397	7,735

Noninterest Expenses
Compensation and Benefits	11,810	5,650
Severance	—	671
Non-Cash Stock Compensation	87	353
Occupancy and Equipment	3,205	844
General Operating	7,263	3,065
Merger-Related	914	—

Total G&A Expenses	23,279	10,583
Early Extinguishment of Debt	1,204	1,243
Amortization of Core Deposit Intangible	261	—

Total Noninterest Expenses	24,744	11,826

Income Before Taxes	58,207	23,494
Income Tax Expense	22,178	9,223

Net Income	$36,029	$14,271

Operating Data	NINE MONTHS ENDED
Performance Ratios and Other Data:	SEPT. 30, 2004		SEPT. 30, 2003

Earnings per share - Basic (1)		$0.90	$0.49
Earnings per share - Diluted (1)		0.84	0.46
Weighted average shares outstanding – Basic (1)		40,173,889	29,131,036
Weighted average shares outstanding – Diluted (1)		42,794,098	30,810,429
Return on average assets		1.53%	1.58%
Return on average stockholders’ equity		15.05	21.88
Return on average tangible stockholders’ equity		30.95	25.74
Interest rate spread		3.31	3.24
Net interest margin		3.42	3.34
Efficiency ratio		28.06	28.91
G&A to average assets		0.99	1.17
Effective tax rate		38.10	39.26
Total loan originations		$1,309,246	$805,463
Core loan originations (2)		1,193,972	684,298
Broker/conduit originations		115,274	121,165
Core loan originations retained		1,191,250	510,720
Percent of core loan originations retained		100%	75%
Net Charge-offs <Recoveries>	$	<19 >	$64

(1)	Per share data has been adjusted to reflect the 3-for-2 stock split on September 29, 2003, and the 4-for-3 stock split on February 20, 2004.
(2)

The Company defines core loan originations to exclude those loan originations funded through its strategic alliance with Greystone Servicing Corporation, a Fannie Mae DUS lender, and the Company’s other broker and conduit channels.

11/16

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands, except per share data)

	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003

ASSETS
Cash and Bank Accounts	$20,445	$18,379	$7,897	$4,066	$8,347
Fed Funds	—	—	64,000	—	20,500
Securities
MBS - Available For Sale	486,120	499,746	506,682	560,629	448,859
Other Investments - Available For Sale	100	100	100	100	101

Total Securities	486,220	499,846	506,782	560,729	448,960
FHLB Stock	86,147	85,543	48,475	41,517	35,395
Loans Held for Investment
Single Family	957,825	924,238	2,882	3,193	2,754
Multi-family	2,235,427	2,065,938	1,045,651	935,063	764,996
Commercial Real Estate	435,075	427,898	146,329	108,560	83,687
Construction Loans	213,656	216,926	—	—	—
Land	55,786	51,637	—	—	—

Total Real Estate Loans	3,897,769	3,686,637	1,194,862	1,046,816	851,437
Business and Other Loans	13,399	12,926	7,094	5,711	10,397

Total Loans	3,911,168	3,699,563	1,201,956	1,052,527	861,834
Net Deferred Fees, Premiums and Discounts	(11,740)	(14,801)	(1,087)	(953)	(808)
Allowance for Loan Losses	(36,846)	(36,831)	(3,944)	(3,942)	(3,938)

Total Loans Held for Investment, Net	3,862,582	3,647,931	1,196,925	1,047,632	857,088
Loans Held for Sale	17,620	983	3,079	14,893	26,514
Fixed Assets - Net	9,989	8,441	1,784	1,534	1,400
Foreclosed Assets	—	—	—	—	—
Accrued Interest Receivable	16,819	16,897	7,626	6,827	5,514
Goodwill	357,367	357,367	13,035	13,035	13,035
Core Deposit Intangible	6,105	6,308	—	—	—
Bank-Owned Life Insurance	46,270	45,843	18,130	17,925	17,774
Other Assets	57,212	56,312	91,923	14,981	15,061

TOTAL ASSETS	$4,966,776	$4,743,850	$1,959,656	$1,723,139	$1,449,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand Deposits - Noninterest-Bearing	$92,950	$92,627	$35,959	$12,125	$8,827
Demand Deposits - Interest-Bearing	80,267	88,922	1,084	942	858
Money Market Checking	419,760	450,317	441,595	372,273	312,501
Money Market Savings	298,165	386,836	—	—	—
Savings	293,905	198,063	3,105	2,700	2,365

Total Transaction Deposits	1,185,047	1,216,765	481,743	388,040	324,551
Retail Time Deposits	1,040,634	1,154,211	186,597	189,566	183,742
Broker Time Deposits	72,961	72,961	67,960	67,990	58,117

Total Time Deposits	1,113,595	1,227,172	254,557	257,556	241,859

Total Deposits	2,298,642	2,443,937	736,300	645,596	566,410
Borrowings
FHLB Advances	1,888,798	1,550,770	970,477	822,519	686,562
Securities Sold Under Agreements to Repurchase	—	—	58,502	74,475	—
Junior Subordinated Debentures (1)	135,225	135,370	64,435	—	—
Trust Preferred Securities (1)	—	—	—	52,500	42,500
Warehouse Line of Credit	—	—	2,100	13,794	26,512

Total Borrowings	2,024,023	1,686,140	1,095,514	963,288	755,574
Other Liabilities	35,403	30,952	14,082	12,213	31,502

TOTAL LIABILITIES	4,358,068	4,161,029	1,845,896	1,621,097	1,353,486

STOCKHOLDERS’ EQUITY	608,708	582,821	113,760	102,042	96,102

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,966,776	$4,743,850	$1,959,656	$1,723,139	$1,449,588

Operating Data Performance Ratios and Other Data:	Sept. 30, 2004	Jun 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003

Equity to assets at end of period	12.26%	12.29%	5.81%	5.92%	6.63%
Tangible equity to assets at end of period	4.94	4.62	5.14	5.17	5.73
Tangible equity to tangible assets at end of period	5.33	5.00	5.17	5.20	5.78
Nonperforming assets	$5,126	$5,255	$75	$129	$175
Nonperforming assets to total assets	0.10%	0.11%	0.00%	0.01%	0.01%
Allowance for loan losses to loans held for investment at end of period	0.94	1.00	0.33	0.37	0.46
Allowance for loan losses to nonaccrual loans	719	701	5,259	3,056	2,250
Per Share Data
Common shares outstanding at end of period (2)	54,361,762	53,126,308	30,100,472	29,956,372	29,859,865
Book value per share (2)	$11.20	$10.97	$3.78	$3.41	$3.22
Tangible book value per share (2)	4.51	4.13	3.35	2.97	2.78

(1)

The Company adopted FIN46R on January 1, 2004, which deconsolidated the trust subsidiaries and changes the classification of the related debt from trust preferred securities to junior subordinated debentures.

(2)	Per share data has been adjusted to reflect the 3-for-2 stock split on September 29, 2003, and the 4-for-3 stock split on February 20, 2004.

12/16

COMMERCIAL CAPITAL BANCORP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in Thousands, except per share data)	THREE MONTHS ENDED
	Sept. 30, 2004	30-Jun-04	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003

Interest Income
Loans	$50,777	$26,647	$15,041	$13,593	$11,425
Securities	5,301	6,301	6,170	5,435	5,273
FHLB Stock	891	662	399	382	345
Federal Funds Sold and Other	18	16	20	15	17

Total Interest Income	56,987	33,626	21,630	19,425	17,060
Interest Expense
Deposits	9,060	4,815	3,088	2,880	2,676
FHLB Advances	8,437	4,774	3,895	3,362	2,941
Repurchase Agreements / Fed Funds Purchased	2	139	156	179	76
Junior Subordinated Debentures	1,611	986	638	—	—
Trust Preferred Securities	—	—	—	534	438
Warehouse Line of Credit	—	37	51	107	121

Total Interest Expense	19,110	10,751	7,828	7,062	6,252

Net Interest Income	37,877	22,875	13,802	12,363	10,808
Provision for Loan Losses	—	—	—	—	—

Net Interest Income after Provision for Loan Losses	37,877	22,875	13,802	12,363	10,808
Noninterest Income
Gain on Sale of Loans	72	4	138	424	198
Mortgage Banking Fees	137	194	112	136	244
Loan Related Fees	2,217	977	410	404	312
Retail Banking Fees	588	186	27	34	23
Other Income	601	345	238	180	314
Gain on Sale of Securities	—	1,259	893	256	395

Total Noninterest Income	3,615	2,965	1,818	1,434	1,486

Noninterest Expenses
Compensation and Benefits	6,148	3,452	2,210	2,008	2,019
Severance	—	—	—	—	—
Non-Cash Stock Compensation	29	29	29	—	—
Occupancy and Equipment	2,131	713	361	334	344
General Operating	3,892	1,933	1,439	1,220	1,024
Merger-Related	494	420	—	—	—

Total G&A Expenses	12,694	6,547	4,039	3,562	3,387
Early Extinguishment of Debt	—	1,204	—	58	320
Amortization of Core Deposit Intangible	203	58	—	—	—

Total Noninterest Expenses	12,897	7,809	4,039	3,620	3,707

Income Before Taxes	28,595	18,031	11,581	10,177	8,587
Income Tax Expense	10,591	7,108	4,480	4,019	3,230

Net Income	$18,004	$10,923	$7,101	$6,158	$5,357

Operating Data	THREE MONTHS ENDED
Performance Ratios and Other Data:	Sept. 30, 2004		30-Jun-04		Mar. 31, 2004		Dec. 31, 2003		Sept. 30, 2003

Earnings per share - Basic (1)		$0.34		$0.30		$0.24		$0.21	$0.18
Earnings per share - Diluted (1)		0.32		0.28		0.22		0.19	0.17
Weighted average shares outstanding — Basic (1)		53,625,568		36,729,282		30,018,996		29,917,584	29,609,168
Weighted average shares outstanding — Diluted (1)		56,824,595		39,194,351		32,215,530		32,007,081	31,569,969
Return on average assets		1.50%		1.57%		1.56%		1.56%	1.58%
Return on average stockholders’ equity		12.02		17.66		26.30		24.83	23.84
Return on average tangible stockholders’ equity		30.55		32.58		29.91		28.59	27.89
Interest rate spread		3.39		3.41		3.03		3.16	3.27
Net interest margin		3.49		3.51		3.14		3.23	3.33
Efficiency ratio		30.59		25.34		25.86		25.82	27.55
G&A to average assets		1.05		0.94		0.89		0.90	1.00
Effective tax rate		37.04		39.42		38.68		39.49	37.61
Total loan originations		$583,184		$466,690		$259,372		$304,039	$331,384
Core loan originations (2)		544,953		418,916		230,103		274,884	243,415
Broker/conduit originations		38,231		47,774		29,269		29,155	87,969
Core loan originations retained		542,434		420,988		227,828		257,289	221,799
Percent of core loan originations retained		100%		100%		99%		94%	91%
Net Charge-offs <Recoveries>	$	<15 >	$	<2 >	$	<2 >	$	<4 >	$64

(1)	Per share data has been adjusted to reflect the 3-for-2 stock split on September 29, 2003, and the 4-for-3 stock split on February 20, 2004.
(2)

The Company defines core loan originations to exclude those loan originations funded through its strategic alliance with Greystone Servicing Corporation, a Fannie Mae DUS lender, and the Company’s other broker and conduit channels.

13/16

COMMERCIAL CAPITAL BANCORP, INC.
Average Balances, Net Interest Income, Yields Earned and Rates Paid

	Three Months Ended Sept. 30,
	2004			2003
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
	(Dollars in thousand)
Interest-Earning Assets:
Total Loans(1)	$3,755,796	$50,777	5.41%	$780,855	$11,425	5.85%
Securities(2)	494,957	5,301	4.28	478,124	5,273	4.41
FHLB Stock	85,241	891	4.18	32,749	345	4.21
Cash and Cash Equivalents(3)	3,750	18	1.92	7,970	17	0.85
Total Interest-Earning Assets	4,339,744	56,987	5.25	1,299,698	17,060	5.25
Noninterest-Earning Assets	474,926			55,570
Total Assets	$4,814,670			$1,355,268

Interest-Bearing Liabilities:
Deposits:
Transaction Accounts(4)	$1,122,315	4,559	1.62	$300,680	1,569	2.07
Certificates of Deposits	1,176,655	4,501	1.52	244,216	1,107	1.80
Total Deposits	2,298,970	9,060	1.57	544,896	2,676	1.95
Repurchase Agreements / Fed Funds Purchased	446	2	1.78	26,911	76	1.12
FHLB Advances	1,644,687	8,437	2.04	623,385	2,941	1.87
Warehouse Line of Credit	—	—	—	22,421	121	2.14
Trust Preferred Securities / Junior Subordinated Debt	135,321	1,611	4.74	35,500	438	4.89
Total Interest-Bearing Liabilities	4,079,424	19,110	1.86	1,253,113	6,252	1.98
Noninterest-Bearing Deposits	101,268			8,756
Other Noninterest-Bearing Liabilities	34,630			3,527
Total Liabilities	4,215,322			1,265,396
Stockholders’ Equity	599,348			89,872
Total Liabilities and Stockholders’ Equity	$4,814,670			$1,355,268
Net Interest-Earning Assets	$260,320			$46,585
Net Interest Income/Interest Rate Spread		$37,877	3.39%		$10,808	3.27%
Net Interest Margin			3.49%			3.33%

______________

(1)	The average balance of loans receivable includes loans for sale and is presented without reduction for the allowance for loan losses.
(2)	Consists of mortgage-backed securities and U.S. government securities which are classified as available-for-sale, excluding the unrealized gains or losses on these securities.
(3)	Consists of cash in interest-earning accounts and federal funds sold.
(4)	Consists of savings, money market accounts and other interest-bearing deposits.

14/16

COMMERCIAL CAPITAL BANCORP, INC.
Average Balances, Net Interest Income, Yields Earned and Rates Paid

	Nine Months Ended Sept. 30,

	2004			2003

	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

	(Dollars in thousand)
Interest-Earning Assets:
Total Loans(1)	$2,284,326	$92,464	5.40%	$674,318	$30,285	5.99%
Securities(2)	552,685	17,773	4.29	448,365	15,570	4.63
FHLB Stock	63,203	1,951	4.12	25,415	858	4.50
Cash and Cash Equivalents(3)	5,979	55	1.23	4,676	36	1.03

Total Interest-Earning Assets	2,906,193	112,243	5.15	1,152,774	46,749	5.41
Noninterest-Earning Assets	241,273			51,128

Total Assets	$3,147,466			$1,203,902

Interest-Bearing Liabilities:
Deposits:
Transaction Accounts(4)	$729,263	9,330	1.71	$254,133	4,281	2.25
Certificates of Deposits	659,634	7,633	1.55	194,622	2,938	2.02

Total Deposits	1,388,897	16,963	1.63	448,755	7,219	2.15
Repurchase Agreements / Fed Funds Purchased	35,356	297	1.12	95,153	929	1.31
FHLB Advances	1,222,213	17,106	1.87	481,973	7,613	2.11
Warehouse Line of Credit	5,462	88	2.15	40,767	775	2.54
Trust Preferred Securities / Junior Subordinated Debt	91,359	3,235	4.73	35,167	1,342	5.10

Total Interest-Bearing Liabilities	2,743,287	37,689	1.84	1,101,815	17,878	2.17

Noninterest-Bearing Deposits	62,837			7,916
Other Noninterest-Bearing Liabilities	22,095			7,203

Total Liabilities	2,828,219			1,116,934
Stockholders’ Equity	319,247			86,968

Total Liabilities and Stockholders’ Equity	$3,147,466			$1,203,902

Net Interest-Earning Assets	$162,906			$50,959

Net Interest Income/Interest Rate Spread		$74,554	3.31%		$28,871	3.24%

Net Interest Margin			3.42%			3.34%

______________

(1)	The average balance of loans receivable includes loans for sale and is presented without reduction for the allowance for loan losses.
(2)	Consists of mortgage-backed securities and U.S. government securities which are classified as available-for-sale, excluding the unrealized gains or losses on these securities.
(3)	Consists of cash in interest-earning accounts and federal funds sold.
(4)	Consists of savings, money market accounts and other interest-bearing deposits.

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COMMERCIAL CAPITAL BANCORP, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in Thousands, except per share data)

The following is a reconciliation of the Company’s GAAP net income compared to Non-GAAP net income excluding merger-related expenses:

Three Months Ended
Sept. 30, 2004

Net Income	$18,004
Excluding Non-recurring Items:
Merger-Related Expenses	494
Tax Effect at 42%	(207)

Net Income Excluding Non-recurring Items	$18,291
Weighted Average Shares Outstanding - Diluted	56,824,595
Non-GAAP Earnings Per Share - Diluted	$0.32

The following tables provide a reconciliation of the Company’s reported net interest margin and net interest spread compared to adjusted net interest margin and net interest spread excluding the net effect of the amortization or accretion of premiums or discounts resulting from the purchase accounting adjustments due to the Hawthorne acquisition:

	3Q 2004 As Reported			Excluding Premium/Discount Effect		3Q 2004 Adjusted

	Average Balance	Interest	Avg. Yield/Cost	Average Balance	Interest	Average Balance	Interest	Avg. Yield/Cost

Total Interest-Earning Assets	$4,339,744	$56,987	5.25%	$13,660	$(1,434)	$4,353,404	$55,553	5.10%
Total Interest-Bearing Liabilities	4,079,424	19,110	1.86%	(6,103)	1,295	4,073,321	20,405	1.99%

Net Interest Income/Interest Rate Spread		$37,877	3.39%		$(2,729)		$35,148	3.11%
Net Interest Margin			3.49%					3.23%

	2Q 2004 As Reported			Excluding Premium/Discount Effect		2Q 2004 Adjusted

	Average Balance	Interest	Avg. Yield/Cost	Average Balance	Interest	Average Balance	Interest	Avg. Yield/Cost

Total Interest-Earning Assets	$2,604,424	$33,626	5.16%	$4,304	$(832)	$2,608,728	$32,794	5.03%
Total Interest-Bearing Liabilities	2,470,861	10,751	1.75%	(2,535)	394	2,468,326	11,145	1.82%

Net Interest Income/Interest Rate Spread		$22,875	3.41%		$(1,226)		$21,649	3.21%
Net Interest Margin			3.51%					3.32%

The following tables provide a reconciliation of the Company’s reported efficiency ratio and the ratio of general and administrative expenses to average assets compared to adjusted efficiency ratio and ratio of general and administrative expenses to average assets excluding merger costs.

	3Q 2004 As Reported	Excluding Merger Costs	3Q 2004 Adjusted

Total G&A Expenses	$12,694	$(494)	$12,200
Net Interest Income	$37,877		$37,877
Noninterest Income	3,615		3,615

	$41,492		$41,492
Efficiency Ratio	30.59%		29.40%
Average Assets	$4,814,670		$4,814,670
Annualized G&A Expenses As a Percentage of Average Assets	1.05%		1.01%

	Nine Months Ended September 30, 2004 As Reported	Excluding Merger Costs	Nine Months Ended September 30, 2004 Adjusted

Total G&A Expenses	$23,279	$(914)	$22,365
Net Interest Income	$74,554		$74,554
Noninterest Income	8,397		8,397

	$82,951		$82,951
Efficiency Ratio	28.06%		26.96%
Average Assets	$3,147,466		$3,147,466
Annualized G&A Expenses As a Percentage of Average Assets	0.99%		0.95%

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